EXHIBIT 99.1

CERTIFICATION

       Each of the undersigned hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Warwick Community Bancorp, Inc. (the "Registrant"), that, to his knowledge, the Annual Report for The Warwick Savings Bank 401(k) Savings Plan on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Plan at the end of such period and the results of operations of the Plan for such period.

Date: June __, 2003	/s/ Ronald Gentile
Ronald Gentile
President

Date: June __, 2003	/s/ Arthur W. Budich
Arthur W. Budich
Senior Vice President and Chief Financial Officer